UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2009

CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 324-2950
(Registrant’s Telephone Number, Including Area Code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 10, 2009, the Board of Directors (the “Board”) of Continental Airlines, Inc. (the “Company”) adopted and approved amendments (the “Amendments”) to the Company’s Amended and Restated Bylaws  (the “Bylaws”) to revise the procedural requirements applicable to stockholder action by written consent.  Pursuant to the amended Bylaws, any stockholder wishing to take action by written consent must first submit to the Company a request that the Board fix a record date for determining the stockholders entitled to take such action.  Under the Bylaws as in effect prior to the Amendments, such stockholder was also required to make certain informational disclosures to the Company.  The Amendments took effect on June 10, 2009, in accordance with the resolutions adopted by the Board.

The description set forth above regarding the Company’s amended Bylaws is qualified in its entirety by reference to the full text of such amended Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
	3.2	Amended and Restated Bylaws of Continental Airlines, Inc., effective as of June 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

June 12, 2009	By /s/ Lori A. Gobillot
Lori A. Gobillot
Staff Vice President and Assistant General
Counsel

EXHIBIT INDEX

3.2	Amended and Restated Bylaws of Continental Airlines, Inc., effective as of June 10, 2009.